UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 22, 2013

Revel AC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

333-183492	27-4853856
(Commission File Number)	(IRS Employer Identification No.)

500 Boardwalk Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

(609) 572-6065

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 22, 2013, Revel AC, Inc. (“Revel AC”), Revel AC, LLC, Revel Atlantic City, LLC, Revel Entertainment Group, LLC, and NB Acquisition LLC (collectively with Revel AC, the “Company”), entered into a third amendment (the “Third Amendment”) to the Restructuring Support Agreement, dated February 19, 2013 (as amended by the First Amendment to the Restructuring Support Agreement, dated as of March 8, 2013 and the Second Amendment to the Restructuring Support Agreement, dated as of March 13, 2013, the “Restructuring Support Agreement”), among the Company, the consenting debtholders named therein, and JP Morgan Chase Bank, N.A., as Administrative Agent.

The Third Amendment extends milestone dates in the Restructuring Support Agreement. Pursuant to the terms of the Third Amendment, (a) the Forbearance Period (as defined in the Restructuring Support Agreement) is extended from March 22, 2013 to March 25, 2013; (b) the date by which the Petition Date (as defined in the Restructuring Support Agreement) must occur is extended from March 22, 2013 to March 25, 2013; (c) the deadline for entry of an interim DIP Order (as defined in the Restructuring Support Agreement) is extended from March 25, 2013 to March 28, 2013; and (d) the deadline for entry of a final DIP Order is extended from April 22, 2013 to April 24, 2013.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

On March 25, 2013 (the “Petition Date”), Revel AC, Revel AC, LLC, Revel Atlantic City, LLC, Revel Entertainment Group, LLC, and NB Acquisition LLC (collectively, the “Debtors”) commenced cases (collectively, the “Cases”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). As part of the Cases, the Debtors also filed with the Bankruptcy Court their Joint Plan of Reorganization dated March 13, 2013 (the “Plan”) and accompanying disclosure statement of the same date (the “Disclosure Statement”), each of which was previously filed as Exhibit 99.2 to Revel AC’s Form 8-K filed on March 14, 2013.

The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

The Plan was accepted by (a) lenders holding approximately $143.9 million (or 100% of those who voted) in aggregate amount of the borrowings under the credit agreement, dated as of May 3, 2012 (as amended, supplemented, or modified from time to time, the “2012 Credit Agreement”), by and among Revel AC, as borrower, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., in its capacities as administrative agent, collateral agent and issuing bank, and J.P. Morgan Securities LLC, as sole lead arranger and sole bookrunner and (b) lenders holding approximately $862.5 million (or 100% of those who voted)

in aggregate amount of the borrowings under the credit agreement, dated as of February 17, 2011 (as amended, supplemented, or modified from time to time, the “Term Loan Credit Agreement”), by and among Revel AC, as borrower, the guarantors party thereto, the lenders party thereto, J.P. Morgan Securities LLC, as lead arranger and syndication agent, Morgan Stanley & Co. Incorporated, as joint bookrunning manager, and JPMorgan Chase Bank, N.A., in its capacities as administrative agent and collateral agent. The deadline for holders of Revel AC’s 12% Second Lien Notes due 2019 (the “Second Lien Notes”) to cast votes to accept or reject the Plan is April 10, 2013. On the Petition Date, the Debtors filed a motion requesting that the Bankruptcy Court, among other things, enter an order (a) scheduling a combined hearing on their Plan and Disclosure Statement; (b) approving the form and notice of a confirmation hearing; (c) establishing procedures for objections to their Plan and Disclosure Statement; and (d) approving solicitation procedures. A specific date for the Debtors’ completion of their reorganization cannot be estimated at this time.

On the Petition Date, Revel AC issued a press release announcing the foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additionally, on the Petition Date, the Debtors filed a motion seeking Bankruptcy Court approval of a $250 million senior secured super-priority debtor in possession credit facility (as amended, restated, supplemented, or otherwise modified from time to time, the “DIP Credit Agreement”) among the Debtors, the lenders party thereto (the “DIP Facility Lenders”) and JPMorgan Chase Bank, N.A., in its capacities as administrative agent, collateral agent, and issuing bank. The DIP Credit Agreement provides for (a) a $125 million revolving loan and (b) and $125 million term loan. The proceeds of the revolving loan and the term loan will be used to (a) repay amounts outstanding under the 2012 Credit Agreement over time; (b) pay professional fees in connection with the Cases; (c) provide ongoing working capital requirements and pay other fees, costs and expenses relating to the Cases, in accordance with certain DIP Credit Agreement documents; and (d) fund certain capital expenditures.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The filing of the Cases created an event of default under the 2012 Credit Agreement, which provides for (i) a $125 million revolving loan and (ii) a $125 million term loan. Upon the filing of the Cases, the lenders’ obligations to loan additional money to Revel AC terminated and the outstanding principal balance of all loans and other obligations became immediately due and payable as a result of the filing of the Cases. The current principal amount outstanding under the 2012 Credit Agreement is approximately $210 million.

The filing of the Cases also created an event of default under the Term Loan Credit Agreement. Under the terms of the Term Loan Credit Agreement, the entire principal balance of all loans and other obligations became immediately due and payable as a result of the filing of the Cases. The current principal amount outstanding under the Term Loan Credit Agreement is approximately $896 million.

The filing of the Cases also created an event of default under the Second Lien Notes. Under the terms of the Second Lien Notes, the outstanding principal balance of all of the Second Lien Notes became due and payable as a result of the filing of the Cases. The current principal amount outstanding under the Second Lien Notes is approximately $366 million.

The ability of the creditors of the Debtors to seek remedies to enforce their rights under the credit facilities and notes described above is stayed as a result of the filing of the Cases, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Third Amendment, dated as of March 22, 2013, to the Restructuring Support Agreement, by and among Revel AC, each of Revel AC’s direct and indirect subsidiaries, the consenting debtholders named therein, and JP Morgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release issued March 25, 2013.

Cautionary Statement Regarding Forward Looking Statements

Statements in this Current Report on Form 8-K that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could impact Revel AC’s restructuring plans or cause the actual results of Revel AC to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. There can be no assurance that the restructuring transaction described herein will be consummated. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in Revel AC’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEL AC, INC.

By:	/s/ Dennis E. Stogsdill
Name:	Dennis E. Stogsdill
Title:	Chief Restructuring Officer

Date: March 27, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment, dated as of March 22, 2013, to the Restructuring Support Agreement, by and among Revel AC, each of Revel AC’s direct and indirect subsidiaries, the consenting debtholders named therein, and JP Morgan Chase Bank, N.A., as Administrative Agent

99.1	Press Release issued March 25, 2013.

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